Exhibit 10.1

February 28, 2002

Mr. Paul Devermann
525 Anton Blvd.
Suite 400
Costa Mesa CA 92626

Dear Paul:

        When signed by you in the space provided below, this letter will represent an amendment to the Employment Agreement (the "Agreement") between ImageWare Systems, Inc. and you dated July 20, 1997 and revised March 1, 1999 wherein that Agreement will be extended through March 1, 2003 and extended thereafter for additional one year terms unless either party shall give thirty (30) day notice prior to the expiration of a term. All other terms remain in effect as written in the Agreement.

Sincerely

/s/  Jim Miller

Jim Miller
Chairman and CEO

Accepted and Agreed:

/s/  Paul Devermann

Paul Devermann